UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2015 (February 1, 2015)

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive Springfield, Massachusetts	01104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 785-5871

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2015, Richard H. Booth notified Northeast Utilities, doing business as Eversource Energy (“Eversource”), of his decision not to stand for re-election to the Board of Trustees (the “Board”) and to retire from the Board when his current term expires at Eversource’s 2015 Annual Meeting of Shareholders scheduled for April 29, 2015. Mr. Booth will continue to serve as a member of the Board until the 2015 Annual Meeting of Shareholders.

Section 8

Other Events

Item 8.01

Other Events.

On February 3, 2015, Eversource issued a news release announcing that the Board of Trustees had approved an increase in the quarterly dividend to $0.4175 per share payable on March 31, 2015, to shareholders of record at the close of business on March 2, 2015.  A copy of the news release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	News release, dated February 3, 2015, issued by Northeast Utilities, doing business as Eversource Energy, announcing dividend increase.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

February 3, 2015

By:

/S/ JAY S. BUTH

Jay S. Buth

Vice President, Controller

and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	News release, dated February 3, 2015, issued by Northeast Utilities, doing business as Eversource Energy, announcing dividend increase.